Exhibit 99.1

NEWS RELEASE
Southcross Energy	1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports Fourth Quarter and Full-Year 2014

Financial and Operating Results

DALLAS, Texas, March 6, 2015 – Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced fourth quarter and full-year 2014 financial and operating results.

Fourth Quarter 2014 Highlights

•	Adjusted EBITDA of $20.6 million, an 82% increase from the third quarter of 2014

•	Processed natural gas volumes averaged 515,046 million MMBtu/d, an increase of 35% from the third quarter of 2014

•	Natural gas liquids (“NGL”) fractionated averaged 22,394 barrels per day, an increase of 23% from the third quarter of 2014

CEO Commentary

“2014 was a landmark year of growth and positive momentum for Southcross,” said John Bonn, Chief Executive Officer of Southcross’ general partner. “During the course of 2014, we completed a significant acquisition of gathering and processing assets in the active Eagle Ford Shale area and successfully completed several organic projects that resulted in significant growth of rich gas volumes on our system. Southcross today has increased stability, scale and growth potential across the Eagle Ford.”

“We believe Southcross is well-positioned to manage the current commodity price environment,” added Mr. Bonn. “Growing portions of our revenue streams are fixed-fee in nature. We have meaningful growth opportunities which include filling our existing processing capacity, organic growth projects and the opportunity to execute drop-down transactions that we anticipate will support distribution growth for our unit holders.”

Fourth Quarter Results

Southcross’ Adjusted EBITDA (as defined below) was $20.6 million for the three month period ended December 31, 2014, compared to $14.0 million for the same period in the prior year, and $11.3 million for the three month period ended September 30, 2014.

Gross operating margin (as defined below) totaled $37.2 million for the three month period ended December 31, 2014, compared to $28.2 million for the same period in the prior year. Net income/(loss) was ($2.3) million for the three month period ended December 31, 2014, compared to $0.7 million for the same period in the prior year. Results in the fourth quarter 2014 benefited from expense reductions, including an adjustment to incentive compensation accruals in response to performance results and the lower commodity price environment.

Processed gas volumes averaged 515,046 MMBtu/d during the three month period ended December 31, 2014, an increase of 91% compared to 268,957 MMBtu/d during the same period in the prior year. Fractionated NGLs during the three month period ended December 31, 2014 averaged 22,394 barrels per day, an increase of 36% compared to 16,407 barrels per day for the same period in the prior year.

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Full-Year 2014 Results

Southcross’ Adjusted EBITDA was $54.5 million for the year ended December 31, 2014, compared to $34.5 million for the year ended December 31, 2013.

Gross operating margin totaled $121.6 million for the year ended December 31, 2014, compared to $93.5 million for the year ended December 31, 2013. Net loss was ($31.3) million for the year ended December 31, 2014, compared to ($16.0) million for the year ended December 31, 2013. Results for full-year 2014 were impacted by transaction and other expenses related to the August 2014 TexStar transactions.

Capital Expenditures

Growth capital expenditures for the three month period ended December 31, 2014 totaled $33.1 million, compared to $6.4 million for the same period in the prior year. For the year ended December 31, 2014, growth capital expenditures were $115.0 million, which included spending for the construction of the Webb Pipeline, compared to $90.5 million for the year ended December 31, 2013.

Capital and Liquidity

As of December 31, 2014, Southcross had total outstanding debt of $475.6 million including $30.0 million under its revolving credit facility. Based on the terms of its credit facilities, Southcross’ total leverage ratio (as generally defined as debt divided by credit agreement EBITDA) was 5.3 to 1 as of December 31, 2014 compared to its credit facility covenant of 5.75 to 1.

Cash Distributions and Distributable Cash Flow

On February 13, 2015, Southcross paid to all unit holders of record on February 9, 2015, a cash distribution of $0.40 per common unit for the three month period ended December 31, 2014 and also paid to all Class B convertible unit holders of record on February 9, 2015 a distribution of $0.3257 per unit, paid in-kind in the form of additional Class B convertible units. Cash distributions on February 13, 2015 totaled $10.0 million.

As previously announced, to support the Partnership’s acquisition of gathering and processing assets completed in August 2014, Southcross Holdings LP, the owner of the Partnership’s general partner and all of the Partnership’s subordinated units, elected to forgo distributions on any subordinated units that would cause the Partnership’s cash distributions to exceed its distributable cash flow for any quarterly period. This election will continue until the Partnership has distributable cash flow in excess of total cash distributions on the Partnership’s common and subordinated units. Southcross Holdings LP also elected to defer any distribution payable on the subordinated units for the fourth quarter of 2014 until the Partnership filed its Form 10-K for its fiscal year ended December 31, 2014. Southcross intends to make a cash distribution with respect to its subordinated units for the fourth quarter of 2014 of approximately $3.4 million in conjunction with the filing of its Form 10-K such that the total of the Partnership’s cash distributions is equal to the Partnership’s distributable cash flow for such period.

Distributable cash flow (as defined below) for the three month period ended December 31, 2014 was $13.4 million, compared to $9.3 million for the same period in the prior year. Distributable cash flow for the three month period ended December 31, 2014 corresponds to distribution coverage of 1.0 times, including the distributions to be paid on the subordinated units.

Updated Financial Guidance

Southcross expects that its Adjusted EBITDA for the first quarter of 2015 will be approximately $17.5 million to $19.5 million, which reflects an approximate $2.0 million impact related to the Gregory fire that temporarily reduced processed gas volumes and increased operating expenses during January and February 2015. Southcross anticipates that its growth capital expenditures for the full year 2015 will be in the range of $25 million to $30 million.

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The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While we believe that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those that we anticipate, as set forth under “Forward-Looking Statements.”

Conference Call Information

Southcross will hold a conference call on Friday, March 6, 2015, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its fourth quarter and full-year 2014 financial and operating results. The call can be accessed live over the telephone by dialing (877) 705-6003 or, for international callers, (201) 493-6725. The replay of the call will be available shortly after the call and can be accessed by dialing (877) 870-5176 or, for international callers, (858) 384-5517. The passcode for the replay is 13600597. The replay of the conference call will be available for approximately two weeks following the call.

Interested parties may also listen to a simultaneous webcast of the call on Southcross’ website at www.southcrossenergy.com under the “Investors” section. A replay of the webcast will also be available for approximately two weeks following the call.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include four gas processing plants, two fractionation plants and approximately 3,000 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations, plans, strategies, objectives and growth of Southcross, including its ability to manage the current commodity price environment; filling its processing capacity; guidance regarding Adjusted EBITDA; acquisition activity, including Southcross’ ability to complete any potential future drop-down transaction; projected capital expenditures and sources of funds for capital expenditures; and liquidity and financing requirements, including funding sources for a drop-down transaction. Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting Southcross is contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2014 and in other documents and reports filed from time to time with the SEC. Any forward-looking statements in this press release are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA, gross operating margin and distributable cash flow.

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We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is used as a supplemental measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define gross operating margin as the sum of revenues less the cost of natural gas and NGLs sold. For our fixed-fee contracts, we record the fee as revenue and there is no offsetting cost of natural gas and NGLs sold. For our fixed-spread and commodity-sensitive arrangements, we record as revenue all of our proceeds from the sale of the natural gas and NGLs and record as an expense the associated cost of natural gas and NGLs sold.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest (net of capitalized costs), income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our performance and liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unit holders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Reconciliations of Adjusted EBITDA, gross operating margin and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider any of Adjusted EBITDA, gross operating margin or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA, gross operating margin and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

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Contact:

Southcross Energy Partners, L.P.

David Lawrence, 214-979-3720

Investor Relations

investorrelations@southcrossenergy.com

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SOUTHCROSS ENERGY PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per unit data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues:
Revenues	$215,603	$175,139	$829,460	$634,722
Revenues - affiliates	6,977	—	13,267	—

Total revenues	222,580	175,139	842,727	634,722

Expenses:
Cost of natural gas and liquids sold	185,342	146,964	721,132	541,176
Operations and maintenance	12,408	10,186	51,902	41,254
Depreciation and amortization	13,071	8,590	42,206	33,548
General and administrative	4,662	4,914	32,385	21,764
Impairment of assets	—	—	1,556	—
Loss (gain) on sale of assets	73	(25)	365	(25)

Total expenses	215,556	170,629	849,546	637,717

Income (loss) from operations	7,024	4,510	(6,819)	(2,995)
Other (expense) income:
Equity in losses of joint venture investments	(3,188)	—	(6,496)	—
Interest expense	(6,222)	(3,855)	(15,562)	(12,590)
Loss on extinguishment of debt	—	—	(2,316)	—
Other income (expense)	9	—	(77)	—

Total other expense	(9,401)	(3,855)	(24,451)	(12,590)

(Loss) income before income tax expense	(2,377)	655	(31,270)	(15,585)
Income tax benefit (expense)	81	19	(52)	(385)

Net (loss) income	$(2,296)	$674	$(31,322)	$(15,970)

Series A Preferred fair value adjustment	—	(414)	(4,596)	(1,670)
Series A Preferred unit in-kind distribution	—	—	(534)	—
General partner unit in-kind distribution	(84)	—	(207)	—

Net (loss) income attributable to partners	$(2,380)	$260	$(36,659)	$(17,640)

Earnings per unit:
Net (loss) income allocated to limited partner common units	(1,091)	104	(20,175)	(8,683)
Weighted average number of limited partner common units outstanding	23,808,317	12,240,719	21,641,635	12,224,997
Basic and diluted (loss) income per common unit	(0.05)	0.01	(0.93)	(0.71)
Distributions declared per common unit	0.40	0.40	1.60	1.60

Net (loss) income allocated to limited partner subordinated units	(560)	141	(8,355)	(8,638)
Weighted average number of limited partner subordinated units outstanding	12,213,713	12,213,713	12,213,713	12,213,713
Basic and diluted (loss) income per subordinated unit	(0.05)	0.01	(0.68)	(0.71)
Distributions declared per subordinated unit	0.28	0.40	1.08	1.60

SOUTHCROSS ENERGY PARTNERS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,649	$3,349
Trade accounts receivable	71,159	57,669
Accounts receivable - affiliates	11,325	—
Prepaid expenses	3,073	3,061
Other current assets	1,813	5,105

Total current assets	89,019	69,184

Property, plant and equipment, net	968,810	575,795
Intangible assets, net	1,511	1,568
Investments in joint ventures	147,098	—
Other assets	17,189	5,768

Total assets	$1,223,627	$652,315

LIABILITIES, PREFERRED UNITS AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$103,188	$62,451
Accounts payable - affiliates	12,856	—
Current portion of long-term debt	4,500	—
Other current liabilities	11,061	5,344

Total current liabilities	131,605	67,795

Long-term debt	471,129	267,300
Other non-current liabilities	1,109	1,692

Total liabilities	603,843	336,787

Commitments and contingencies

Series A convertible preferred units (1,769,915 units issued and outstanding as of December 31, 2013)	—	40,504

Partners’ capital:
Common units (23,800,943 and 12,253,985 units outstanding as of December 31, 2014 and 2013, respectively)	259,735	169,141
Class B Convertible units (14,889,078 units issued and outstanding as of December 31, 2014)	298,833	—
Subordinated units (12,213,713 units outstanding as of December 31, 2014 and 2013)	48,831	99,726
General Partner interest	12,385	6,367
Accumulated other comprehensive loss	—	(210)

Total partners’ capital	619,784	275,024

Total liabilities, preferred units and partners’ capital	$1,223,627	$652,315

SOUTHCROSS ENERGY PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(31,322)	$(15,970)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,206	33,548
Unit-based compensation	10,074	2,186
Loss on extinguishment of debt	2,316	—
Amortization of deferred financing costs	2,005	1,287
Loss (gain) on sale of assets, net	365	(25)
Unrealized loss (gain) on financial instruments	168	(120)
Equity in losses of joint venture investments	6,496	—
Impairment of assets	1,556	—
Other, net	65	130
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	(22,695)	(6,675)
Prepaid expenses and other current assets	(5)	(1,197)
Other non-current assets	(29)	215
Accounts payable and accrued liabilities	34,480	1,411
Other liabilities, including affiliates	2,655	1,183

Net cash provided by operating activities	48,335	15,973

Cash flows from investing activities:
Capital expenditures	(120,759)	(93,863)
Expenditures for assets subject to property damage claims, net of insurance proceeds and deductibles	2,706	(3,383)
Investment contribution to joint venture investments	(148)	—
TexStar Rich Gas System acquisition from affiliate	(79,955)	—
Other acquisitions	(44,038)	—
Proceeds from sale of assets	1,624	137

Net cash used in investing activities	(240,570)	(97,109)

Cash flows from financing activities:
Proceeds from issuance of common units, net	144,671	—
Borrowings under our credit facility	244,500	129,300
Borrowings under our term loan agreement	450,000	—
Repayments under our credit facility	(481,800)	(53,000)
Repayments under our term loan agreement	(2,250)	—
Payments on capital lease obligations	(599)	(542)
Financing costs	(17,777)	(2,139)
Proceeds from issuance of Series A convertible preferred units, net of issuance costs	—	38,832
Contributions from general partner	9,967	800
Payments of distributions and distribution equivalent rights	(52,645)	(35,992)
Assumption and repayment of debt in TexStar Rich Gas System Transaction	(100,000)	—
Tax withholdings on unit-based compensation vested units	(3,532)	(264)

Net cash provided by financing activities	190,535	76,995

Net decrease in cash and cash equivalents	(1,700)	(4,141)
Cash and cash equivalents — Beginning of year	3,349	7,490

Cash and cash equivalents — End of year	$1,649	$3,349

SOUTHCROSS ENERGY PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATIONAL DATA

(In thousands, except for operational data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Financial data:
Adjusted EBITDA	$20,555	$14,038	$54,503	$34,486
Gross operating margin	37,239	28,175	121,595	93,546

Maintenance capital expenditures	1,730	1,296	5,777	3,353
Growth capital expenditures	33,138	6,418	114,983	90,510

Distributable cash flow	13,368	9,330	35,303	19,561
Cash distributions declared	13,368	13,755	51,638	43,701

Operating data:
Average throughput volumes of natural gas (MMBtu/d) (1)	972,240	636,661	884,259	622,238
Average volume of processed gas (MMBtu/d)	515,046	268,957	353,456	240,825
Average volume of NGLs fractionated (Bbls/d)	22,394	16,407	17,815	12,545

Realized prices on natural gas volumes sold ($/MMBtu)	$3.98	$3.75	$4.40	$3.75
Realized prices on NGL volumes sold ($/gallon)	0.57	0.91	0.78	0.88

(1)	Average throughput volumes of natural gas per day include sales, transportation, fuel and shrink volumes.

SOUTHCROSS ENERGY PARTNERS, L.P.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of gross operating margin to net (loss) income:
Gross operating margin	$37,239	$28,175	$121,595	$93,546
Add (deduct):
Income tax benefit (expense)	81	19	(52)	(385)
Equity in losses of joint venture investments	(3,188)	—	(6,496)	—
Interest expense	(6,222)	(3,855)	(15,562)	(12,590)
Loss on extinguishment of debt	—	—	(2,316)	—
Other income (expense)	9	—	(77)	—
Loss (gain) on sale of assets	(73)	25	(365)	25
General and administrative expense	(4,663)	(4,914)	(32,385)	(21,764)
Impairment of assets	—	—	(1,556)	—
Depreciation and amortization expense	(13,071)	(8,590)	(42,206)	(33,548)
Operations and maintenance expense	(12,408)	(10,186)	(51,902)	(41,254)

Net income (loss)	$(2,296)	$674	$(31,322)	$(15,970)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of net income (loss) to Adjusted EBITDA and distributable cash flow:
Net income (loss)	$(2,296)	$674	$(31,322)	$(15,970)
Add (deduct):
Depreciation and amortization expense	13,071	8,590	42,206	33,548
Interest expense	6,222	3,855	15,562	12,590
Unrealized (gain) loss on commodity swaps	(330)	(120)	8	(120)
Loss on extinguishment of debt	—	—	2,316	—
Revenue deferral adjustment	444	—	2,514	—
Unit-based compensation	711	542	2,931	2,186
Income tax (benefit) expense	(81)	(19)	52	385
Loss (gain) on sale of assets	73	(25)	365	(25)
Major litigation costs, net of recoveries	513	517	1,904	517
Equity in losses of joint venture investments	3,188	—	6,496	—
Transaction-related costs	(963)	—	9,850	—
Impairment of assets	—	—	1,556	—
Other, net	3	24	65	1,375

Adjusted EBITDA	$20,555	$14,038	$54,503	$34,486

Cash interest, net of capitalized costs	(5,538)	(3,431)	(13,371)	(11,187)
Income tax benefit (expense)	81	19	(52)	(385)
Maintenance capital expenditures	(1,730)	(1,296)	(5,777)	(3,353)

Distributable cash flow	$13,368	9,330	$35,303	$19,561

SOUTHCROSS ENERGY PARTNERS, L.P.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	Low	High
Reconciliation of net income (loss) to Adjusted
EBITDA guidance:
Net income (loss):	$(2,000)	$—
Add:
Interest expense	6,250	6,250
Income tax expense	50	50
Depreciation and amortization expense	13,200	13,200

Adjusted EBITDA	$17,500	$19,500